Exhibit 4.7

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 31, 2012, among TVL Common, Inc., a Delaware corporation (the “Guaranteeing Subsidiary”), a subsidiary of Sabre Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 9, 2012 providing for the issuance of 8.500% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor or any of their direct or indirect parent companies (other than the Company and the Guarantors), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERENED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TVL COMMON, INC.

By:	/s/ Jeffrey M. Dalton
	Name:	Jeffrey M. Dalton
	Title:	Assistant Corporate Secretary

SABRE, INC.

By:	/s/ Jeffrey M. Dalton
	Name:	Jeffrey M. Dalton
	Title:	Assistant Corporate Secretary

SABRE HOLDINGS CORPORATION

GETTHERE INC.

GETTHERE L.P.

LASTMINUTE.COM HOLDINGS, INC.

LASTMINUTE.COM LLC

SABRE INTERNATIONAL NEWCO, INC.

SABRE INVESTMENTS, INC.

SABREMARK G.P., LLC

SABREMARK LIMITED PARTNERSHIP

SITE59.COM LLC

SST FINANCE, INC.

SST HOLDING, INC.

TRAVELOCITY HOLDINGS I, LLC

TRAVELOCITY HOLDINGS, INC.

TRA VELOCITY.COM INC. TRAVELOCITY.COM LP

By:	/s/ Jeffrey M. Dalton
	Name:	Jeffrey M. Dalton
	Title:	Assistant Corporate Secretary

[Signature Page to the First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

[Signature Page to the First Supplemental Indenture]